Exhibit 23.4

Neogen Corporation
Lansing, Michigan

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our reports dated July 30, 2021, relating to the consolidated financial statements and the effectiveness of Neogen Corporation’s internal control over financial reporting, of Neogen Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2021.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP
Grand Rapids, Michigan

March 17, 2022